Exhibit 99.1

news release

Omnicare Reports First-Quarter 2015 Financial Results;
Company Updates Full-Year 2015 Guidance

CINCINNATI, April 29, 2015 - Omnicare, Inc. (NYSE:OCR) reported today financial results for its first quarter ended March 31, 2015.

First-Quarter Highlights:

•	Net sales increase of 5.7% to $1.7 billion

•	Adjusted cash earnings per diluted share from continuing operations 12.1% higher to $1.02; GAAP earnings per diluted share of $0.75

•	Adjusted operating income from continuing operations increase of 8.5% to $163 million

•	Cash flows from continuing operations increased 96% to a record quarter level of $336 million

“The first quarter marked a successful beginning to the year with double-digit adjusted cash earnings per share growth,” said Nitin Sahney, Omnicare’s President and Chief Executive Officer. “We continued our disciplined approach to growth by optimizing on our core competencies and driving efficiency through our operations. The first quarter of 2015 attests to the success of our organization in providing comprehensive services and positions us well as a key player in the continued evolution of innovative and cost-effective patient care solutions.”

First-Quarter Results

Financial results from continuing operations for the quarter ended March 31, 2015, as compared with the same prior-year period, were as follows:

•	Net sales were $1,660 million versus $1,571 million

•	Gross profit was $349 million as compared with $358 million

•	GAAP earnings per diluted share was $0.75 versus $0.59

•	Adjusted cash earnings per diluted share was $1.02 versus $0.91

•	Adjusted EBITDA was $190 million versus $178 million

Cash flows from continuing operations for the quarter ended March 31, 2015 were $336 million versus $172 million in the comparable prior-year quarter.

“Both operating segments performed well in the quarter and contributed to our solid first-quarter results,” continued Mr. Sahney. “Our Long-Term Care group delivered another consecutive quarter of year-over-year revenue growth and we maintained our double-digit increases within our Specialty Care Group in both revenue and operating profit. We continue to leverage our expertise in both senior and specialty care in driving organic growth and securing our position as a leader in complex pharmaceutical patient care.”

Financial Position

Omnicare concluded the first quarter of 2015 with no borrowings outstanding on its revolving credit facility, other than approximately $13 million in standby letters of credit, and $322 million in cash on its balance sheet.

In the first quarter, Omnicare repurchased 1.8 million shares for an aggregate amount of $125 million. As of March 31, 2015, the Company had approximately $140 million of availability under its current share repurchase authorization.

“Our disciplined working capital management and earnings growth, combined with the impact of our new wholesaler agreement, enabled us to generate a record $336 million of operating cash flows in the first quarter,” said Rocky Kraft, Omnicare’s Chief Financial Officer. “Leveraging our strong cash flow performance, we returned approximately $146 million to shareholders through share repurchases and dividends, while also investing in the growth of our business.

Segment Information

Financial results for the Long-Term Care Group for the first quarter ended March 31, 2015 were as follows:

•	Net sales of $1,195 million were 0.3% higher than $1,191 million in the same prior-year period

•	Adjusted operating income of $163 million increased 0.5% versus the prior-year first quarter of $162 million.

Financial results for the Specialty Care Group for the first quarter ended March 31, 2015 were as follows:

•	Net sales of $465 million were 22.5% higher than $380 million in the same prior-year period

•	Adjusted operating income of $39 million increased 22.9% from $32 million in the same prior-year period

To facilitate comparisons and to enhance the understanding of core operating performance, discussions in this news release include financial measures that are adjusted from the comparable amounts under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare’s website at http://ir.omnicare.com. Additionally, the Company will make supplemental slides available in the same section on its website today that will include the number of scripts dispensed and other information relevant to Omnicare’s operations.

Special Items

The results for the first-quarters ended March 31, 2015 and 2014 include the impact of special items and cash EPS adjustments as follows:

	Three Months Ended March 31,
	2015		2014
	After-tax impact	Per diluted share	After-tax impact	Per diluted share
Special Items Adj.	$9.4M	$0.09	$14.4M	$0.13
Cash EPS Adj.	$18.8M	$0.18	$20.0M	$0.19

All special items and cash EPS adjustments have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

Based upon its solid first quarter results, Omnicare increased the lower end of its expectations for cash flows from operations and reaffirmed other elements of its full-year 2015 guidance to reflect the following:

	Previous Guidance	Current Guidance
Revenue	$6.5B to $6.7B	$6.5 to $6.7B
Adjusted cash earnings per diluted share (excluding special items)	$4.08 to $4.16	$4.08 to $4.16
Cash flows from operations	$525M to $625M	$550M to $625M

Webcast Today

Omnicare will hold a conference call to discuss its first-quarter 2015 financial results today, Wednesday, April 29, at 9:00 a.m. ET. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare’s website at http://ir.omnicare.com. An archived replay will be made available on the website following the conclusion of the conference call.

Upcoming Investor Events

•	Bank of America Merrill Lynch 2015 Health Care Conference on Tuesday, May 12th at 4:40 p.m. ET in Las Vegas, NV

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Cincinnati, Ohio, provides comprehensive pharmaceutical services to patients and providers across the United States. As the market-leader in professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other chronic care institutions, Omnicare leverages its unparalleled clinical insight into the geriatric market along with some of the industry’s most innovative technological capabilities to the benefit of its long-term care customers. Omnicare also provides specialty pharmacy and key commercialization services for the bio-pharmaceutical industry through its Specialty Care Group. For more information, visit www.omnicare.com.

Forward-looking Statements

In addition to historical information, this report contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in our Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and pharmaceutical industries; our ability to attract and retain new and existing clients and service contracts; our ability to identify, finance and consummate acquisitions on favorable terms or at all; trends for the continued growth of our businesses; changes in drug pricing; delays in payment and reductions in reimbursement by the government and other payors to Omnicare and our customers; the overall financial condition of our customers and our ability to assess and react to such financial condition; the ability and willingness of our vendors and business partners to continue to provide products and services to Omnicare; the successful integration of acquired companies and realization of contemplated synergies; the ability to attract and retain skilled management; competition for qualified staff in the healthcare industry; variations in demand for our products and services; variations in costs or expenses; our ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, its implementing regulations and any subregulatory guidance; reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in calculation of average wholesale price; discontinuation of reporting average wholesale price and/or implementation of new pricing benchmarks; legislative and regulatory changes impacting long-term care pharmacies or specialty pharmacies; government budgetary pressures and changes, including federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of our contracts with pharmaceutical benefit managers, Medicare Part D Plan sponsors and/or commercial health insurers or changes in the proportion of our business covered by specific contracts; the outcome of pending and future legal or contractual disputes; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances that could result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; our ability to successfully complete planned divestitures; market conditions; the outcome of audit, compliance, administrative, regulatory, or investigatory reviews; volatility in the market for our stock and in the financial markets generally; timing of conversions of our convertible debt securities; access to adequate capital and financing on acceptable terms; changes in our credit ratings given by rating agencies; changes in tax laws and regulations; changes in accounting rules and standards; the impact of potential cybersecurity risks and/or incidents; costs to comply with our Corporate Integrity Agreement; and unexpected costs or business interruptions from information technology projects. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, we do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #

Contact:
Patrick C. Lee
(513) 719-1507
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended
	March 31, 2015	March 31, 2014
Net sales	$1,659,842	$1,571,038
Cost of sales	1,310,379	1,212,584
Gross profit	349,463	358,454
Selling, general and administrative expenses	167,423	186,813
Provision for doubtful accounts	19,191	21,561
Settlement, litigation and other related charges	9,820	7,052
Other charges	1,049	10,276
Operating income	151,980	132,752
Interest expense, net of investment income	(27,649)	(29,441)
Income from continuing operations before income taxes	124,331	103,311
Income tax expense	46,942	39,673
Income from continuing operations	77,389	63,638
Income from discontinued operations	—	136
Net income	$77,389	$63,774

Earnings per common share - Diluted:
Continuing operations	$0.75	$0.59
Discontinued Operations	—	—
Net Income	$0.75	$0.59

Weighted average number of common shares outstanding:
Diluted	$103,195	$107,767

The footnotes and definitions presented at the separate “Footnotes and Definitions to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Consolidated Balance Sheets
($000s)
Unaudited

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$322,493	$153,799
Accounts receivable, less allowances	632,606	578,761
Inventories	463,912	519,584
Deferred income tax benefits	60,227	59,200
Other current assets	201,684	287,560
Total current assets	1,680,922	1,598,904
Properties and equipment, at cost less accumulated depreciation	268,827	267,753
Goodwill	4,064,951	4,061,806
Identifiable intangible assets, less accumulated amortization	97,090	98,942
Other noncurrent assets	74,847	80,385
Total noncurrent assets	4,505,715	4,508,886
Total assets	$6,186,637	$6,107,790
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$327,842	$219,358
Accrued employee compensation	38,557	46,830
Current debt	448,754	446,717
Other current liabilities	198,246	154,726
Total current liabilities	1,013,399	867,631
Long-term debt, notes and convertible debentures	1,512,316	1,517,559
Deferred income tax liabilities	943,262	936,247
Other noncurrent liabilities	44,111	45,926
Total noncurrent liabilities	2,499,689	2,499,732
Total liabilities	3,513,088	3,367,363

Convertible debt	148,334	151,706

Stockholders’ equity	2,525,215	2,588,721
Total liabilities and stockholders’ equity	$6,186,637	$6,107,790

The footnotes and definitions presented at the separate “Footnotes and Definitions to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statements of Cash Flows, GAAP Basis
($000s)
Unaudited

Three Months Ended
March 31, 2015
Cash flows from operating activities:
Net income	$77,389
Loss from discontinued operations	—
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	14,697
Amortization	16,666
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses:
Accounts receivable, net of provision for doubtful accounts	(63,352)
Inventories	56,000
Current and noncurrent assets	101,418
Accounts payable	94,298
Accrued employee compensation	(8,478)
Current and noncurrent liabilities	47,618
Net cash flows from operating activities	336,256
Cash flows used in investing activities:
Acquisition of businesses, net of cash received	(9,328)
Capital expenditures	(13,473)
Net cash flows used in investing activities	(22,801)
Cash flows used in financing activities:
Payments on term loans	(5,000)
Payments on long-term borrowings and obligations	(2,385)
Fees paid for financing activities	(1,977)
Increase in cash overdraft balance	13,734
Payments for Omnicare common stock repurchases	(125,000)
Proceeds for stock awards and exercise of stock options and related withholding taxes, net	(6,512)
Dividends paid	(21,171)
Other	3,550
Net cash flows used in financing activities	(144,761)
Net increase in cash and cash equivalents	168,694
Cash and cash equivalents at beginning of period	153,799
Cash and cash equivalents at end of period	$322,493

The footnotes and definitions presented at the separate “Footnotes and Definitions to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis
($000s, except per share amounts)
Unaudited

	Three months ended
	March 31, 2015	March 31, 2014
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.75	$0.59

Special Items: (a)
Settlement, litigation and other related charges	0.06	0.04
Other charges	0.01	0.06
Amortization of discount on convertible notes	0.03	0.03
Total Special items	0.09	0.13
Cash EPS Adjustments	0.18	0.19
Adjusted cash earnings per diluted share from continuing operations	$1.02	$0.91

Adjusted earnings before interest, income taxes ("EBIT", "Operating income"), depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$151,980	$132,752
Depreciation and amortization	31,363	33,736
Amortization of discount on convertible notes	(4,326)	(6,131)
EBITDA from continuing operations	179,017	160,357
Special items (a)	10,869	17,328
Adjusted EBITDA from continuing operations	189,886	177,685

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations	179,017	160,357
(Subtract)/Add:
Interest expense, net of investment income and amortization of discount on convertible notes	(23,323)	(23,310)
Income tax provision	(46,942)	(39,673)
Changes in certain assets and liabilities, net of effects from acquisition and divestitures of businesses	227,504	74,212
Net cash flows from operating activities of continuing operations	$336,256	$171,586

Segment Reconciliations - Long-Term Care Group ("LTC")
Adjusted Operating Income - LTC:
Operating income from continuing operations	151,703	152,584
Special items (a)	11,211	9,563
Adjusted operating income from continuing operations - LTC	162,914	162,147

The footnotes and definitions presented at the separate “Footnotes and Definitions to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
($000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges and also include certain tax deduction amounts (“Special Items”), enhances investors’ understanding of how Omnicare management assesses the performance of the Company’s business. Omnicare’s management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. Omnicare’s method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)	Financial results included Special Items and Cash EPS adjustments as described below:

	Q1 2015		Q1 2014
	Pretax	After Tax (7)	Pretax	After Tax (7)
EBIT:
Settlement, litigation and other related charges (1)	$9,820	$6,045	$7,052	$4,321

Other charges
Acquisition and other related costs (2)	478	294	—	—
Separation costs (3)	571	351	10,276	6,298
Subtotal - Other charges	1,049	645	10,276	6,298
Subtotal - EBIT Special Items	10,869	6,690	17,328	10,619

Interest expense:
Amortization of discount on convertible notes (4)	4,326	2,663	6,131	3,757
Subtotal - Interest expense Special Items	4,326	2,663	6,131	3,757
Subtotal - Special Items	15,195	9,353	23,459	14,376

Cash EPS Items:
Amortization of intangibles	7,702	4,741	7,917	4,852
Goodwill amortization tax deduction (5)	—	6,804	—	7,046
Convertible debt tax deduction (6)	—	7,220	—	8,074
Subtotal - Cash EPS Items	7,702	18,765	7,917	19,972

Grand Total - Special Items	$22,897	$28,118	$31,376	$34,348

(1)
Operating income includes settlement, litigation and other related charges for resolution of certain large customer disputes, regulatory matters with various states and regulatory agencies, qui tam lawsuits and purported class and derivative actions against the Company. Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent overpayments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax Special item reflected in the table.

(2)	Operating income includes acquisition and other related costs primarily related to professional fees and acquisition related restructuring costs for acquisitions.

(3)	Operating income includes separation related costs and accelerated stock-based compensation expense for certain employees.

(4)	The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes.

(5)	The tax benefit of being able to deduct goodwill amortization.

(6)	The tax benefit of being able to deduct higher interest expense on the Company’s convertible debt than what is actually paid.

(7)	The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate.